Bacterin Announces Reverse Split of Common Stock

BELGRADE, Mont. — July 23, 2014, — Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, today announced that a 1:10 reverse split of its common stock will be effective at the close of business on Friday, July 25, 2014 and in effect for trading purposes on Monday, July 28, 2014. The reverse stock split was approved by the company's shareholders at the 2014 Annual Shareholder’s Meeting held June 11, 2014.

“The reverse split is part of our plan to maintain listing on the NYSE MKT exchange," said Dan Goldberger, President and Chief Executive Officer of Bacterin International. "We had strong support from our shareholders as evidenced by their overwhelming approval of the proposal.”

At the effective time of the reverse stock split, every 10 shares of Bacterin's issued and outstanding common stock will be converted into one newly issued and outstanding share of common stock, without any change in the par value per share.

The reverse stock split will reduce the number of shares of Bacterin’s outstanding common stock from 55 million to approximately 5.5 million. Proportional adjustments will be made to Bacterin’s outstanding stock options, outstanding warrants, and equity incentive plan. The number of authorized shares of the company's common stock will remain unchanged.

Once the reverse stock split becomes effective, shareholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1:10 reverse stock split. Existing shareholders holding common stock certificates will receive a letter from the company's transfer agent, Corporate Stock Transfer, with specific instructions regarding the exchange of certificates. No fractional shares will be issued in connection with the reverse stock split. Shareholders who would otherwise hold a fractional share of Bacterin’s common stock will receive a cash payment in lieu of such fractional share.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to promote bone growth, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability of the Company’s sales force to achieve expected results, the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow; the Company’s ability to obtain shareholder approval of financing transactions; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; the Company’s ability to remain listed on the NYSE MKT; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com

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